UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 4, 2008
Martin Marietta Materials, Inc.
(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578

(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of Principal Executive Offices)	(Zip Code)
(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
On February 25, 2008, the Corporation filed its 2007 Form 10-K with the Securities and Exchange Commission. Exhibit 13.01 to the Corporation’s 2007 Form 10-K included the Common Stock Performance Graph on page 78 as part of an excerpt from the Corporation’s 2007 Annual Report to Shareholders, which was distributed to shareholders in connection with the Corporation’s 2008 Annual Meeting of Shareholders. The Corporation inadvertently filed the cumulative total return for the Corporation, the S&P 500 Index and the S&P Materials Index for the five-year period ended December 31, 2006. The graph should have contained the cumulative total return data for the five-year period ended December 31, 2007. Exhibit 13.01 is being amended by reporting the cumulative total return for the Corporation, the S&P 500 Index and the S&P Materials Index for the five-year period ended December 31, 2007 on the following page.

common stock performance graph
The following graph compares the performance of the Corporation’s common stock to that of the Standard and Poor’s (“S&P”) 500 Index and the S&P Materials Index.
Cumulative Total Return1

	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07
Martin Marietta Materials, Inc.	$100.00	$156.23	$181.40	$262.75	$359.79	$463.31
S&P 500 Index	$100.00	$128.68	$142.69	$149.70	$173.34	$182.86
S&P Materials Index	$100.00	$138.19	$156.43	$163.34	$193.76	$237.41

[1]	Assumes that the investment in the Corporation’s common stock and each index was $100, with quarterly reinvestment of dividends.
Martin Marietta Materials, Inc. and Consolidated Subsidiaries

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC. (Registrant)
Date: June 4, 2008	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Senior Vice President and Chief Financial Officer